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                                                                       Exhibit 5

                              SHUTTS & BOWEN LLP

                        ATTORNEYS AND COUNSELORS AT LAW
              (A PARTNERSHIP INCLUDING PROFESSIONAL ASSOCIATIONS)
                               ________________

                               1500 MIAMI CENTER
                         201 SOUTH BISCAYNE BOULEVARD
                             MIAMI, FLORIDA 33131
                           Telephone (305) 358-6300
                           FACSIMILE (305) 381-9982



                                August 24, 2001



World Fuel Services Corporation
700 S. Royal Poinciana Blvd., Suite 800
Miami Springs, Florida 33166

     Re:  Registration Statement on Form S-8/Director and Employee Benefit Plans
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for World Fuel Services Corporation, a Florida corporation (the "Company"), and are rendering this opinion in connection with the proposed issuance of up to 2,056,146 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), pursuant to the Company's Director and Employee Benefit Plans (the "Plans").

     In furnishing this opinion, we have examined such documents, legal opinions and precedents, corporate and other records of the Company, and certificates of public officials and officers of the Company, as we have deemed necessary and appropriate to provide a basis for the opinions set forth below. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that, when issued and sold in the manner referred to in the Plans and pursuant to any agreements that accompany the Plans, the shares will be duly authorized, legally and validly issued, fully paid and nonassessable.
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World Fuel Services Corporation
August 24, 2001
Page 2





     For purposes of this opinion, we do not purport to be an expert on the laws of any jurisdiction other than the laws of the State of Florida and the federal laws of the United States, and we express no opinion herein as to the effect of any other laws.

     We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider ourselves an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                         Very truly yours,

                                         Shutts & Bowen LLP